FILED PURSUANT TO RULE 424(B)(3)
                                                              FILE NO. 333-99127




                               SUPPLEMENT NO. 1 TO
                                  PROSPECTUS OF

                        EVCI CAREER COLLEGES INCORPORATED


                        1,000,000 SHARES OF COMMON STOCK


     This Prospectus Supplement supplements the prospectus dated September 12, 2002, which relates to 1,000,000 shares of common stock of EVCI Career Colleges Incorporated, a Delaware corporation.


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                   THESE ARE SPECULATIVE SECURITIES AND THIS
                   INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                      SEE "FORWARD-LOOKING STATEMENTS AND
                       RISK FACTORS" BEGINNING ON PAGE 5
                               OF THE PROSPECTUS.

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     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE
NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               This Prospectus Supplement is dated April 23, 2003.



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                              SELLING STOCKHOLDERS


     Hostetler Limited Partnership, Matthew M. Hayden LP, Ogham Holdings, LP, Tibero LP and WFC Limited Partnership has assigned to Barron Partners LP their currently exercisable warrants to purchase 47,619, 23,810, 47,619, 47,619 and 23,810 shares of our common stock. The general partners of the assignors are limited partners of Barron Partners LP. All of the partners of Barron Partners LP are accredited investors. On April 15, 2003, after giving effect to those assignments, Barron Partners LP beneficially owned 194,917 shares of EVCI's common stock. 190,477 of those shares are purchasable upon exercise of the assigned warrants and are the only shares offered by this propsectus.